Exhibit 99.5

CONSENT OF
KEYBANC CAPITAL MARKETS INC.

September 10, 2013
Special Committee of the Board of Directors
   of Apple REIT Eight, Inc.
814 East Main Street
Richmond, Virginia 23219

Ladies and Gentlemen:

We hereby consent to (i) the inclusion of our opinion letter dated August 6, 2013, to the Special Committee of the Board of Directors of Apple REIT Eight, Inc. (“Apple Eight”), appearing as Annex K to the joint proxy statement/prospectus relating to the merger proposal involving Apple REIT Nine, Inc. (“Apple Nine”), Apple Eight and Apple REIT Seven, Inc., which joint proxy statement/prospectus forms a part of Apple Nine’s Registration Statement on Form S-4 (the “Registration Statement”) to which this consent is filed as an exhibit, and (ii) the reference in the Registration Statement to such opinion under the headings “SUMMARY TERM SHEET— Opinion of Apple Eight’s Financial Advisor,” “THE MERGERS (PROPOSAL 1)  (APPLICABLE FOR THE APPLE SEVEN, APPLE EIGHT AND APPLE NINE SPECIAL MEETINGS)—Background of the Mergers,” “THE MERGERS (PROPOSAL 1)  (APPLICABLE FOR THE APPLE SEVEN, APPLE EIGHT AND APPLE NINE SPECIAL MEETINGS)—Apple Eight’s Reasons for the Mergers,” “THE MERGERS (PROPOSAL 1)  (APPLICABLE FOR THE APPLE SEVEN, APPLE EIGHT AND APPLE NINE SPECIAL MEETINGS)—Opinion of Apple Eight’s Financial Advisor” and “THE MERGERS (PROPOSAL 1)  (APPLICABLE FOR THE APPLE SEVEN, APPLE EIGHT AND APPLE NINE SPECIAL MEETINGS)—Projected Financial Information of Apple Seven, Apple Eight, Apple Nine and the Combined Company.”  In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

KEYBANC CAPITAL MARKETS INC.

 By:     /s/ Michael C. Hawkins
Name: Michael C. Hawkins
Title: Managing Director